Exhibit 10(o)(o)(o)

FIRST AMENDMENT TO THE HEWLETT-PACKARD COMPANY

EXECUTIVE DEFERRED COMPENSATION PLAN

(Amended and restated effective October 1, 2004)

The Hewlett-Packard Company Executive Deferred Compensation Plan, as amended and restated effective October 1, 2004, is hereby amended, effective December 1, 2010, to provide as follows:

1.             The fourth and fifth sentence of Section 8.1 of the Plan shall be amended in their entirety to read as follows:

“The Plan Committee (or its delegate) shall have sole discretion to determine whether to approve any hardship withdrawal, which amount will be limited to the amount necessary to meet the emergency and is subject to a minimum of $10,000.  The decision of the Plan Committee (or its delegate) will be final and binding on all interested parties.”

2.             Section 11.2 of the Plan shall be amended in its entirety to read as follows:

“11.2       Rules; Claims for Benefits.  The Plan Committee shall adopt and establish such rules and regulations with respect to the administration of the Plan as it deems necessary and appropriate, including procedures regarding a claim for benefits under the Plan by a Participant or Beneficiary.  To the extent required by law, completion of such claims procedures shall be a mandatory precondition that must be complied with prior to commencement of a legal or equitable action by a person claiming rights under the Plan.  The Plan Committee and the claimant may by mutual agreement waive the procedures as a mandatory condition to such action.  In no event shall the claims procedure be applied to circumvent or have the effect of modifying either the manner of payment or the time of commencement of payment under the terms of the Plan.”

3.             Section 19 of the Plan (“Qualified Domestic Relations Orders”) shall be deleted.

4.             A new Section 21.33 shall be added to the Plan to read as follows:

“21.33     Plan Committee means the committee to which the Committee delegates certain authority to act on various compensation and benefit matters.”

This First Amendment to the Hewlett-Packard Company Executive Deferred Compensation Plan is hereby adopted effective May 26, 2011.

HEWLETT-PACKARD COMPANY

By:	/s/ Tracy S. Keogh
Tracy S. Keogh
Executive Vice President, Human Resources